EXHIBIT 21.1

HEXION SPECIALTY CHEMICALS, INC.

SUBSIDIARIES AS OF DECEMBER 31, 2005

Subsidiary	Jurisdiction of Organization

Alba Adesivos Industria E Comercio Ltda.	Brazil

Alisa S.A.	Colombia

Asia Dekor Borden (Heyuan) Chemical Company Limited	China

Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong

Bakelite Polymers U.K. Ltd.	UK

BDS Two, Inc.	Delaware

Bexley Finance S.A.	Panama

Borden Chemical Foundry, Inc.	Delaware

Borden Chemical Holdings (Caojing) Limited	Hong Kong

Borden Chemical Holdings (Heyuan) Limited	Hong Kong

Borden Chemical Holdings (Panama) S.A.	Panama

Borden Chemical International, Inc.	Delaware

Borden Chemical Investments, Inc.	Delaware

Borden Chemical Philippines, Inc.	Philippines

Borden Chemical Resinas, Panama, S.R.L.	Panama

Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China

Borden International Holdings Limited	UK

Borden Luxembourg S.a r.l.	Luxembourg

Borden UV Coatings (Shanghai) Co., Ltd.	China

Borden UV Coatings Holdings (Shanghai) Limited	Hong Kong

Fujian Nanping Lawter International Co., Ltd.	China

HA-International, LLC	Delaware

Hattrick (Barbados) Finco SRL	Barbados

Hexion CI Holding Company (China) LLC	Delaware

Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada

Hexion Quimica Industria e Comercio Ltda.[1]	Brazil

Compania Quimica Borden S.A.	Panama

Hexion Specialty Chemicals S.A.[2]	France

Hexion Specialty Chemicals Pty Ltd	Australia

Hexion Specialty Chemicals Somersby Pty Ltd.	Australia

Hexion Specialty Chemicals S.r.l.	Italy

Hexion Specialty Chemicals Sdn. Bhd.	Malaysia

Hexion Specialty Chemicals B.V.	The Netherlands

Hexion Specialty Chemicals BVBA[3]	Belgium

Hexion Specialty Chemicals Canada, Inc.	Canada

Hexion Specialty Chemicals GmbH[4]	Germany

Hexion Specialty Chemicals Hamburg GmbH	Germany

Hexion Specialty Chemicals Holdings (China) Limited[5]	Hong Kong

Hexion Specialty Chemicals Iberica, S.A.[6]	Spain

Hexion Specialty Chemicals Italia S.p.A.[7]	Italy

Hexion Specialty Chemicals Japan K.K.[8]	Japan

1	Formerly Borden Quimica Industria e Comercio Ltda.

2	Formerly Borden Chimie S.A.

3	Formerly Lawter International BVBA

4	Formerly Bakelite Aktiengesellschaft

5	Formerly Borden Chemical Holdings (China) Limited

6	Formerly Bakelite Iberica, S.A.

7	Bakelite Italia S.p.A.

8	Formerly Resolution Japan K.K.

Subsidiary	Jurisdiction

Hexion Specialty Chemicals Korea Company Limited[9]	Korea

Hexion Specialty Chemicals Oy10	Finland

Hexion Specialty Chemicals Pardubice S.r.o.[11]	Finland

Resolution Research Belgium SA	Belgium

Hexion Specialty Chemicals SG.Petani SDN. BHD.	Malaysia

Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore

Hexion Specialty Chemicals Stanlow Limited	UK

Hexion Specialty Chemicals Stuttgart GmbH[12]	Germany

Hexion Specialty Chemicals Sweden AB	Sweden

Hexion Specialty Chemicals UK Limited	UK

Resolution Specialty Chemacryl, a.s.	Czech Republic

Hexion U.S. Finance Corp.	Delaware

Hexion Specialty Chemicals Barbastro S.A.[13]	Spain

Hexion Specialty Chemicals Wesseling GmbH[14]	Germany

HSC Capital Corporation[15]	Delaware

J E Ridnell Pty. Ltd.	Australia

Jiangsu Funing Eastman International Co. Ltd.	China

Lawter (Tianjin) Chemical Co., Ltd.	China

Lawter International Inc.	Delaware

National Borden Chemical Germany GmbH.	Germany

Oilfield Technology Group, Inc.	Delaware

Resolution Holdings B.V.	The Netherlands

Resolution Italia S.R.L.[16]	Italy

Resolution Research Nederland B.V.	The Netherlands

Resolution Specialty Materials Rotterdam B.V.	The Netherlands

Resolution Specialty Materials Sweden Holdings AB	Sweden

Resolution Specialty Europe B.V.	The Netherlands

Servicios Factoria Barbastro, S.A.	Spain

9	Formerly Bakelite Korea Co., Ltd.

10	Formerly Bakelite OY

11	Formerly Bakelite S.r.o.

12	Formerly MGS Kunstharzprodukte GmbH

13	Formerly Resolution Iberica Performance Products S.A.

14	Formerly Resolution Deutschland GmbH

15	Formerly Resolution Performance Capital Corporation

16	Resolution Italia S.R.L. is being dissolved

Subsidiary	Jurisdiction of Organization

RSM Europe B.V.	The Netherlands

Resolution Specialty Materials Canada, Inc.[9]	New Brunswick, Canada

Resolution Specialty Materials Rotterdam B.V.	The Netherlands

Resolution Specialty Materials Chemacryl a.s.	Czech Republic

Resolution Specialty Materials Italy S.r.l.	Italy

Resolution Specialty Materials Germany GmbH	Germany

Resolution Specialty Materials Mexico S.de R.L.de C.V.	Mexico

Lawter International BVBA	Belgium

Resolution Specialty Materials Sweden Holdings AB	Sweden

Resolution Specialty Materials Sweden AB	Sweden

[9]	Resolution Specialty Materials Canada, Inc. is being dissolved.